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                                                                      EXHIBIT 11

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE


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
                                            Ten Months Ended                      Year Ended
                                      -----------------------------     -------------------------------
                                      December 31,    December 31,      February 28,      February 28,
                                          1995            1994              1995              1994
                                      ------------    -------------     -------------     -------------
                                                           (Unaudited)
Net income (loss) available for
  common shareholders                 $   449,000     $ (1,956,000)     $ (3,815,000)     $(25,322,000)
                                      ===========     ============      ============      ============

Weighted average of common shares
  outstanding not included in
  amounts below                        21,131,763       20,947,656        20,957,443        20,885,622

Weighted average of common shares
  issuable pursuant to an agreement
  with a former employee                  385,152               --                --                --
                                      -----------     ------------      ------------      ------------

Weighted average of common and
  common equivalent shares
  outstanding, as adjusted             21,516,915       20,947,656        20,957,443        20,885,622
                                           or               or                or                or
                                       21,517,000       20,948,000        20,957,000        20,886,000
                                      ===========     ============      ============      ============


Net income (loss) per common share    $      0.02      $     (0.09)     $      (0.18)     $      (1.21)
                                      ===========     ============      ============      ============
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